SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 23, 2003

                             SBM Certificate Company
               (Exact Name of Registrant as Specified in Charter)

          Maryland                    811-6268                   52-2250397
(State of Other Jurisdiction        (Commission                (IRS Employer
      of Incorporation)             File Number)            Identification No.)

c/o STATE BOND & MORTGAGE COMPANY, L.L.C.
5101 RIVER ROAD, SUITE 101
BETHESDA, MD                                                        20816
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: 301-656-4200

                                       N/A
          (Former Name of Former Address, if Changed Since Last Report)

Item 5. Other Events.

As disclosed in the Form 10-K Annual Report for the year ended December 31, 2002, of SBM Certificate Company (the "Company") members of the staff of the Securities and Exchange Commission (the "Commission") had advised 1st Atlantic Guaranty Corporation ("1st Atlantic"), the Company's parent, that it believed that the reserves required to be maintained by 1st Atlantic under the Investment Company Act of 1940 ("the 1940 Act") to support 1st Atlantic's outstanding face-amount certificates were inadequate. 1st Atlantic has been actively engaged in discussions with the Commission's staff regarding its ongoing effort to resolve the Commission's concerns through a potential infusion of capital into 1st Atlantic and has kept the staff informed in that regard. Nevertheless, on April 23, 2003, the Commission filed a complaint in the United States District Court for the District of Maryland alleging that 1st Atlantic is in violation of Sections 28(a) and 28(b) of the Investment Company Act of 1940 because it is not maintaining sufficient certificate reserves. The complaint contends that from approximately September 2001, as a result of the transfer of certain assets held by 1st Atlantic to the Company, 1st Atlantic has been and is operating with certificate reserves below the minimum required by the 1940 Act. Specifically, the complaint contends that 1st Atlantic has improperly counted the value of the common stock of its subsidiary, State Bond & Mortgage Company, LLC ("State Bond"), the Company's parent, as a "qualified investment" for purposes of the 1940 Act.

As indicated in the Company's Form 10-K, 1st Atlantic has taken the position that the common stock of the Company, owned through State Bond, and that 1st Atlantic owned at the time of the above transfers, may be treated as a qualified asset for purposes of the certificate reserve requirements of the 1940 Act. 1st Atlantic, however, without admitting or denying the allegations of the complaint, agreed to the entry of a temporary restraining order enjoining 1st Atlantic from violating Sections 28(a) and 28(b) of the 1940 Act. In addition, 1st Atlantic agreed to be temporarily enjoined from making any payments to 1st Atlantic certificate holders. The Honorable Catherine C. Blake entered the order and set a hearing date of May 5, 2003 to hear the Commission's motion for appointment of a receiver. The Company does not believe that the appointment of a receiver for 1st Atlantic is necessary. As disclosed in the Company's Form 10-K, the Company's President, Eric M. Westbury and certain non-affiliated investors have proposed to form a partnership and provide funding sufficient to purchase the majority of 1st Atlantic's outstanding shares, which are now held in escrow. The Company believes that under this proposal, which would include a contribution of additional capital to 1st Atlantic, the Commission's concerns regarding 1st Atlantic's compliance with the reserve requirements of the 1940 Act would be resolved. The Company, however, cannot provide any assurances in this regard.


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

Item 7. Financial Statement, Pro Forma Financial Statements and Exhibits

      (c) Exhibits

      Exhibit No.       Description
      -----------       -----------

      99.1 Order for a Temporary Restraining Order, Freeze of Payments to Certificate Holders and Setting Hearing Date, Entered by the United States District Court for the District of Maryland, Dated April 23, 2003.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                            SBM Certificate Company
                                                 (Registrant)


Date April 28, 2003                     By: /s/ Eric M. Westbury
                                            ------------------------------------
                                              Eric M. Westbury
                                              President


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